EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3/ASR No. 333-169235) of Dryships Inc. and in the related Prospectuses of our reports dated March 22, 2013, with respect to the consolidated financial statements and schedule of Dryships Inc., and the effectiveness of internal control over financial reporting of DryShips Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2012.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 22, 2013